Exhibit 99.1

Novas Energy (USA), Inc.

(A Development Stage Enterprise)

REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Novas Energy (USA), Inc.
(A Development Stage Enterprise)
Houston, Texas

Report on the Financial Statements

We have audited the accompanying  balance sheet of Novas Energy (USA), Inc. as of December 31, 2012, and the related statements of operations and changes to stockholders’ deficit and cash flows for the period June 19, 2012 (Inception ) to December 31, 2012 then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States)>  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation  and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novas Energy (USA), Inc. as of December 31, 2012 and the results of its operations and its cash flows for the period June19, 2012 ( Inception ) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Other Matters

The accompanying financial statements have been prepared assuming that Novas Energy (USA), Inc. will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Notes 2.  The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty

/s/ Liggett, Vogt & Webb P.A.
Liggett, Vogt & Webb P.A.

New York, New York
April 19, 2013

Novas Energy (USA), Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2012

ASSETS

Current Assets
Cash	$70
Total Current Assets	70

Total Assets	$70

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued Liabilities	$100
Total Current Liabilities	100

Stockholders' Deficit
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 100,000,000 shares issued and outstanding, respectively	100,000
Accumulated deficit during development stage	(100,030)
Total Stockholders' Deficit	(30)

Total Liabilities and Stockholders' Deficit	$70

See notes to financial statements

Novas Energy (USA), Inc.
(A Development Stage Enterprise)
Statement of Operations
For the Period June 19, 2012 (Inception) to December 31, 2012

REVENUE	$-

Operating expenses:
General and administrative	925
Total Operating Expense	925

Loss from Operations	(925)

Loss before taxes	(925)

Provision for taxes	-

NET LOSS	$(925)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	100,000,000

See notes to financial statements

Novas Energy (USA), Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Deficit
For the Period June 19, 2012 ( Inception ) to December 31, 2012

				Accumulated
			Additional	Deficit During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

BALANCE, INCEPTION JUNE 19, 2012	-	$-	$-	$-	$-

Stock issued ($0.001 per share)	100,000,000	100,000	-	-	100,000

Contributed Capital	-	-	895		895

Dividends	-	-	(895)	(99,105)	(100,000)

Net loss for the period June 19, 2012
to December 31, 2012	-	-	-	(925)	(925)

BALANCE, DECEMBER 31, 2012	100,000,000	$100,000	$0	$(100,030)	$(30)

See notes to financial statements

Novas Energy (USA), Inc.
(A Development Stage Enterprise)
Statement of Cash Flows
For the Period June 19, 2012 (Inception ) to December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(925)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued Liabilities	100
CASH USED BY OPERATING ACTIVITIES	(825)

NET CASH FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed Capital	895
NET CASH PROVIDED BY FINANCING ACTIVITIES	895

NET INCREASE IN CASH	70
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$70

CASH PAID FOR:
Interest	$-
Taxes	$-

See notes to financial statements

Novas Energy (USA), Inc.
( A Development Stage Enterprise )
Notes to Financial Statements
Period June 19, 2012 ( Inception ) to December 31, 2012

NOTE 1: Organization and Basis of Presentation

Organization

Novas Energy (USA), Inc. ( the “Company”) was formed under the laws of the State of Delaware effective June 19, 2012. The Company was formed to acquire the marketing rights to certain technology to enhance oil production in the United States.

NOTE 2: Summary of Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The ability of the Company to continue as a going concern is dependent upon developing products that are regulatory approved and market accepted. There is no assurance that these plans will be realized in whole or in part.

Management continues to seek funding to pursue its business plans. Such funding may be obtained in the form of debt or equity financing, debt/equity hybrid instruments (i.e., convertible debt) or a combination thereof. As such, the Company could incur additional leverage on its balance sheet and/or significant dilution of the current shareholders.  There can be no assurance that the Company will be successful in obtaining the financing or funding necessary to continue as a going concern.

Estimates

The preparation of the financial statements are in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash equivalents. Cash at times may exceed FDIC insurable limits.

Fair Value of Financial Instruments

The carrying amounts reported on the balance sheet for cash and accrued liabilities approximate their fair value base on the short term maturity of these instruments.

ASC 820 requires disclosure about the fair value of all financial instruments base on pertinent information available to management as of December 31, 2012. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realize on the disposition of the financial statements.

Novas Energy (USA), Inc.
( A Development Stage Enterprise )
Notes to Financial Statements
Period June 19, 2012 ( Inception ) to December 31, 2012

Management has estimated the fair values of cash  and accrued liabilities to be approximately their respective carrying value reported on these statements because of their short term maturities.

Research and Development

Research and development costs are expensed as incurred and also include depreciation as reported above.

Development Stage Enterprise

The Company is currently a development stage company reporting under the provisions of Statement of Financial Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities".

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2012, there have been no interest or penalties incurred on income taxes.

New Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncement, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3: License Agreement

On January 30, 2013, the Company entered into an exclusive, perpetual royalty bearing license agreement (“License Agreement”) with Novas Energy Group Limited (“Licensor”) which granted the Company the right to practice in the United States the proprietary process of the Licensor and utilize its apparatus of a proprietary “Plasma-Pulse Technology” for enhanced oil production.  The license agreement provides the Company with the right to practice the licensed process and to utilize the technology to provide services to third parties and for itself as well, and to sublicense the technology in the United States. Although it has never been utilized in the United States, the process has been successfully utilized outside of the United States for several years. The Licensor has filed for patent protection of its technology in the United States.  The process utilizes a downhole tool that is lowered into vertical wellbores to the perforated oil producing zone.  When initiated, the tool delivers metallic plasma-generated, directed, non-linear, wide-band elastic oscillations at resonance frequencies to enhance oil production using the tool developed by the Licensor and enhanced by the Company.  The technology is suitable for oil wells as deep as 12,000 feet.

Novas Energy (USA), Inc.
( A Development Stage Enterprise )
Notes to Financial Statements
Period June 19, 2012 ( Inception ) to December 31, 2012

The License Agreement requires royalties to be paid in the amount of seven and one half percent (7.5%) of net sales. No minimum royalty payment exists for each of the first three years of this License Agreement. At the end of the first three years, cumulatively, the Company is obligated to remit at least $500,000 of royalties, any such shortfall is to be remitted within 30 days. Each successive year after the third anniversary the minimum royalties shall be $500,000 per annum. Any successive year royalty shortfall shall be remitted within 30 days. If such royalty shortfalls are not remitted within 30 days then the License Agreement shall terminate.

No consideration was paid for this License Agreement.

NOTE 4: Stockholder Transactions

The Company was organized in the State of Delaware on June 19, 2012, with 1,000,000,000 shares of common stock with a par value of $0.001.

Upon formation the founding shareholder contributed and or loaned the Company $995. The founding shareholder was replaced in December 2012.

In December 2012, 100,000,000 shares were issued to ten shareholders.  These ten shareholders did not pay for such shares issued, as a result a dividend was recorded for the par value of such shares issued in the amount of $100,000.

NOTE 5: Subsequent Events

On February 4, 2013, the Company entered into a Share Exchange Agreement with Propell Technologies Group, Inc. (“Propell”) whereby the Company exchanged all of its issued and outstanding stock of 100,000,000 common stock for 100,000,000 shares of common stock in Propell. After the consummation of the share exchange, the Company became a wholly owned subsidiary of Propell and the shareholders of the Company were issued shares of the common stock of Propell representing in the aggregate approximately 56% of the outstanding voting power (including common and preferred shares) of Propell. As of the date of the Share Exchange Agreement, there were no material relationships between the Propell and any of the Companys’ respective affiliates, directors or officers. The Company intends to carry on its business and the business of Propell. They have an exclusive license to engage in the commercial application of a proprietary “Plasma-Pulse Technology” to enhance the recovery of oil and gas in the United States.

As a result of the Share Exchange Agreement, the principal business of Propell became the business of Novas Energy (USA), Inc. As the shareholders of Novas Energy (USA), Inc. obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company.  As such, Novas Energy (USA), Inc. was considered the acquirer for accounting purposes.

On April 23, 2013 Novas entered into a $500,000 credit agreement which terminates on April 22, 2015.  The Credit Agreement allows for loans to be made to Novas up to an aggregate of $500,000 and includes advances made in March and April 2013, in the principal aggregate of $231,000 that were made in contemplation of the Credit Agreement.  Each loan under the Credit Agreement bears interest at the rate of 8% per annum.  Each borrowing is to be evidenced by a note which matures one year from the issue date. Novas has borrowed $231,000 through April 23, 2013 under the Credit Agreement.

The Company has evaluated all other subsequent events through April 19, 2013 and no material events have occurred.